Exhibit 99.1

OptimizeRx to Participate at Investor Conferences in September

ROCHESTER, Mich. – September 9, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, providers and patients, has been invited to participate in two investor conferences being held in September.

Event: H.C. Wainwright’s 22nd Annual Global Investment Conference

Date: September 14-16, 2020

Format: 1x1 meetings and live company presentation

Webcast date and time: September 16th at 1:00 p.m. EDT

Webcast link: click here

Please contact your H.C. Wainwright institutional sales representative for registration information.

Event: Lake Street Capital Markets’ 4th Annual Best Ideas Growth (BIG4) Conference

Date: September 17, 2020

Format: 1x1 meetings

Please contact your Lake Street institutional sales representative for registration information.

OptimizeRx management is scheduled to participate in virtual one-on-one meetings with institutional investors and analysts at both conferences.

Management will discuss how OptimizeRx’s growing digital point-of-care solutions have evolved into ‘must-haves’ for life science companies looking to improve essential communications with physicians and patients.

They will also discuss the company’s recent expansion of its digital health platform from ambulatory and acute care to retail pharmacy, which includes access to a new nationwide network of 10,000 FDA-cleared self-screening Smart Health Stations.

To schedule a virtual one-on-one meeting with OptimizeRx, you may submit your request via the links provided upon your registration for the conferences. For any questions about OptimizeRx, please contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About H.C. Wainwright

H.C. Wainwright is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions.  H.C. Wainwright & Co. also provides research and sales and trading services to institutional investors. According to Sagient Research Systems, H.C. Wainwright’s team is ranked as the #1 Placement Agent in terms of aggregate CMPO (confidentially marketed public offering), RD (registered direct offering) and PIPE (private investment in public equity) executed cumulatively since 1998. For more information about H.C. Wainwright, visit www.hcwco.com.

About Lake Street Capital Markets

Lake Street Capital Markets is a research-powered investment bank focused on select, high-growth companies and sectors of the economy. Their research enables institutional investors to understand emerging secular trends and identify innovative companies best positioned to capitalize on them. Lake Street provides companies with access to capital and helps build relationships to drive long-term growth. At the core of everything it does is their commitment to providing informed advice and exceptional service to its clients. For more information about Lake Street, visit www.lakestreetcapitalmarkets.com.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team